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                                                  Exhibit 10.2(a)


          FIRST AMENDMENT TO RESTATED CREDIT AGREEMENT


     THIS FIRST AMENDMENT TO RESTATED CREDIT AGREEMENT (herein called the "Amendment") made as of June 25, 1999 by and among Hecla Mining Company, a Delaware corporation ("Borrower"), the undersigned subsidiary guarantors ("Subsidiary Guarantors"), NationsBank, N.A., individually and as agent ("Agent"), and the Lenders, including Agent, party to the Original Agreement ("Lenders"), defined below.

                      W I T N E S S E T H:

     WHEREAS, Borrower, Subsidiary Guarantors, Agent and Lenders entered into that certain Restated Credit Agreement dated as of May 7, 1999 (as amended, supplemented, or restated, the "Original Agreement") for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided; and

     WHEREAS, Borrower, Subsidiary Guarantors, Agent and Lenders desire to amend the Original Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:


                           ARTICLE I.

                   DEFINITIONS AND REFERENCES

     Section 1.1. TERMS DEFINED IN THE ORIGINAL AGREEMENT. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

     Section 1.2. OTHER DEFINED TERMS. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this
Section 1.2.

          "AMENDMENT" means this First Amendment to Restated
     Credit Agreement.

          "CREDIT AGREEMENT" means the Original Agreement as amended hereby.


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                          ARTICLE II.

                AMENDMENTS TO ORIGINAL AGREEMENT

     Section 2.1.   DEFINED TERMS.  (a) The definition of "Cash
Earnings" in Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

          "'CASH EARNINGS' means as of the end of any calendar month, Borrower's Consolidated net income for the twelve
     (12) consecutive calendar months then ended plus
     (i) nonrecurring losses for such calendar month, (ii) other non-cash charges taken into account in determining such net income and (iii) exploration expenses taken into account in determining such net income, but only to the extent that exploration expenses exceed $3,000,000, minus
     (iv) nonrecurring gains taken into account in determining such net income, and (v) any cash dividends that have been declared, accrued or paid (without duplication) on common or preferred stock during such twelve-month period; provided that the net income of the Project Subsidiaries shall be excluded from the calculation of 'Cash Earnings'."

     (b)  The definition of "Permitted Investments" in Section
1.1 of the Original Agreement is hereby amended by adding thereto the following clauses (g) and (h) immediately after clause (f) thereof to read as follows:

          "(g) consisting of the purchase of the capital stock of the Project Subsidiaries.

          "(h) consisting of capital contributions, loans or other advances of funds to the Project Subsidiaries which do not exceed $2,000,000 in the aggregate."

     (c) The following definition of "Project Subsidiaries" is hereby added to Section 1.1 of the Original Agreement immediately following the definition of "Prohibited Lien":

          "'PROJECT SUBSIDIARIES' means Monarch Resources
     Investments Limited, a company organized under the laws of Bermuda, and Monarch Minera Suramerica, C.A., a company organized under the laws of Venezuela."

     (d)  The following definition of "Subordinated Credit
Agreement" is hereby added to Section 1.1 of the Original
Agreement immediately following the definition of Subsidiary
Guarantor Security Agreement":

          "'SUBORDINATED CREDIT AGREEMENT' means the credit agreement dated June 25, 1999 among Borrower, Standard Bank
     London Limited, as administrative agent and collateral agent, and certain banks and financial institutions."


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     Section 2.2.   SUBSIDIARY GUARANTORS.  The first sentence of
Section 6.14 of the Original Agreement is hereby amended in its entirety to read as follows:

          "Borrower shall cause each of its Subsidiaries (other than the Project Subsidiaries) now existing or created, acquired or coming into existence after the date hereof that has assets at any time in excess of $1,000,000 (calculated at net book value) or having net cash earnings constituting more than ten percent (10%) of Cash Earnings as of the end of any Fiscal Quarter (calculated on a rolling twelve-month basis as set forth in the definition of Cash Earnings in
     Section 1.1 and then divided by four), to become a Subsidiary Guarantor and a party hereto at such time and to execute and deliver to Agent a Subsidiary Guarantor Security Agreement, and shall cause such Subsidiary to deliver at such time written evidence satisfactory to Agent and its counsel that such Subsidiary has taken all corporate or partnership action necessary to duly approve and authorize its joinder hereto and the performance of its obligations as a Subsidiary Guarantor hereunder."

     Section 2.3.   LIMITATION ON LIENS.  Section 7.1(b) of the
Original Agreement is hereby amended by adding new subsections
(vii) and (viii) immediately after subsection (vi) thereof to read as follows:

               "(vii)    Liens in the stock and assets of the
          Project Subsidiaries and in the agreement for the purchase thereof.

               "(viii)   rights of the banks and financial
          institutions that are parties to the Subordinated Credit Agreement to setoff against the obligations owing under the Subordinated Credit Agreement any balances, credit, deposits accounts or moneys of Borrower at such banks and financial institutions."

     Section 2.4. LIMITATION ON CREDIT EXTENSIONS. Section 7.7 of the Original Agreement is hereby amended by adding thereto the following subsection (d) immediately after subsection (c) to read as follows:

          "(d) loans that are part of the Permitted Investments."


                          ARTICLE III.

                  CONDITIONS OF EFFECTIVENESS

     Section 3.1. EFFECTIVE DATE. This Amendment shall become effective as of the date first above written when and only when:

     (a) Agent shall have received all of the following, at Agent's office, duly executed and delivered and in form and substance satisfactory to Agent, all of the following:

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          (i)  the Amendment;

          (ii) a Subordination Agreement by and between Agent and Standard Bank London Limited, as Agent under the
     Subordinated Credit Agreement;

          (iii) a certificate of the Secretary of Borrower dated the date of this Amendment certifying: (i) that resolutions adopted by the Board of Directors of the Borrower authorize the execution, delivery and performance of this Amendment by Borrower; (ii) the names and true signatures of the officers of the Borrower authorized to sign this Amendment; and (iii) that all of the representations and warranties set forth in Article IV hereof are true and correct at and as of the time of such effectiveness; and

          (iv) such other supporting documents as Agent may reasonably request;

     (b)  Borrower shall have paid, in connection with such Loan
Documents, all recording, handling, amendment and other fees required to be paid to Agent pursuant to any Loan Documents; and

     (c)  Borrower shall have paid, in connection with such Loan
Documents, all other fees and reimbursements to be paid to Agent pursuant to any Loan Documents, or otherwise due Agent and including fees and disbursements of Agent's attorneys.


                          ARTICLE IV.

                 REPRESENTATIONS AND WARRANTIES

     Section 4.1.   REPRESENTATIONS AND WARRANTIES OF BORROWER.
In order to induce each Lender to enter into this Amendment, Borrower represents and warrants to each Lender that:

     (a) The representations and warranties contained in subsections of Section 5.1 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

     (b) Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of Borrower hereunder.

     (c) The execution and delivery by Borrower of this Amendment, the performance by Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law,




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statute, rule or regulation or of the certificate of
incorporation and bylaws of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment or to consummate the transactions contemplated hereby.

     (d) When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

     (e) The audited annual Consolidated financial statements of Borrower dated as of December 31, 1998 and the unaudited quarterly Consolidated financial statements of Borrower dated as of March 31, 1999 fairly present the Consolidated financial position at such dates and the Consolidated statement of operations and the changes in Consolidated financial position for the periods ending on such dates for Borrower. Copies of such financial statements have heretofore been delivered to each Lender. Since such dates no material adverse change has occurred in the financial condition or businesses or in the Consolidated financial condition or businesses of Borrower.


                           ARTICLE V.

                         MISCELLANEOUS

     Section 5.1. RATIFICATION OF AGREEMENTS. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

     Section 5.2. SURVIVAL OF AGREEMENTS. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any



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Related Person hereunder or under the Credit Agreement to any
Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.

     Section 5.3.   LOAN DOCUMENTS.  This Amendment is a Loan
Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

     Section 5.4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

     Section 5.5. COUNTERPARTS; FAX. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed and delivered by facsimile or other electronic transmission.

     THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE
FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED
BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL
AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL
AGREEMENTS OF THE PARTIES.


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     IN WITNESS WHEREOF, this Amendment is executed as of the
date first above written.



BORROWER:                          HECLA MINING COMPANY


                                   By:  /s/ John P. Stilwell
                                      ---------------------------
                                        John P. Stilwell
                                        Vice President and Chief
                                        Financial Officer




SUBSIDIARY GUARANTORS:             MWCA, INC.


                                   By:  /s/ J. Gary Childress
                                      ---------------------------
                                        J. Gary Childress
                                        Vice President


                                   KENTUCKY-TENNESSEE CLAY COMPANY


                                   By:  /s/ J. Gary Childress
                                      ---------------------------
                                        J. Gary Childress
                                        Vice President


                                   K-T FELDSPAR CORPORATION


                                   By:  /s/ J. Gary Childress
                                      ---------------------------
                                        J. Gary Childress
                                        Vice President













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AGENT AND LENDER:                  NATIONSBANK, N.A.


                                   By:  /s/ David Rubenking
                                      ---------------------------
                                        David Rubenking,
                                        Senior Vice President




LENDERS:                           FIRST SECURITY BANK, N.A.


                                   By:   /s/
                                      ---------------------------
                                        Name:
                                        Title: